UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Stock Split - General. As previously announced, on February 25, 2005, the Board of Directors of Harris Corporation (“Harris”) declared a two-for-one stock split (the “Stock Split”) to be effected in the form of a 100% stock dividend consisting of authorized but unissued shares of Harris common stock, par value $1.00 per share (the “Common Stock”). Harris completed the Stock Split on March 30, 2005, by the distribution of one additional share of Common Stock for each share of Common Stock held by shareholders of record as of the close of business on March 14, 2005. As a result of the Stock Split, Harris issued 66,714,382 additional shares of Common Stock, increasing its issued and outstanding shares of Common Stock to 133,428,764. Harris has also adjusted correspondingly the number of shares of Common Stock reserved under its various equity-based agreements and compensation plans. A copy of a letter, dated March 30, 2005, sent to shareholders of record is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Convertible Debentures. The Stock Split has also resulted in the adjustment of the conversion ratio of Harris’ 3.5% Convertible Debentures due 2022 (the “Convertible Debentures”). A copy of a Notice of Adjustment of Conversion Rate (the “Notice”), which was delivered to the holders of the Convertible Debentures, is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference. As described in the Notice, the conversion rate for the Convertible Debentures as adjusted for the Stock Split is now 44.2404 shares of Common Stock for each U.S. $1,000 principal amount of Convertible Debentures. Giving effect to this adjustment, the $150,000,000 aggregate principal amount of Convertible Debentures is now convertible into 6,636,060 shares of Common Stock.

Stockholder Protection Rights Agreement. In accordance with the Stockholder Protection Rights Agreement, dated as of December 6, 1996 (the “Rights Agreement”), between Harris and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, each outstanding share of Common Stock (including the shares issued in the Stock Split) will continue to be accompanied by one preferred stock purchase right (a “Right”). To reflect the Stock Split, effective on March 30, 2005, the exercise price of a Right was reduced from $125 per Right to $62.50 per Right. The Rights Agreement was filed as Exhibit 1 to Harris’ Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 6, 1996. Reference is made to the Rights Agreement for a more complete description of the terms of the Rights. A copy of the Certificate of Adjustment, dated as of March 22, 2005, delivered by Harris to the Rights Agent and setting forth the required adjustment to the exercise price of a Right is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Restated Diluted Net Income Per Share. Attached as Exhibit 99.4 to this Current Report on Form 8-K is unaudited diluted net income per share information for Harris restated to give retroactive effect to the Stock Split for the following previously completed fiscal periods: (i) fiscal years 2001, 2002, 2003 and 2004; (ii) each quarter of fiscal 2004; and (iii) each of the first two quarters of fiscal 2005 and for the two quarters ended December 31, 2004.

Securities Act Registration Statements. In connection with the Stock Split, the remaining number of shares of Common Stock registered under the Securities Act of 1933, as amended, pursuant to the following Harris registration statements will be proportionately adjusted to give effect to the Stock Split:

Registration Statement No. 333-108486	Harris Corporation Debt and Equity Securities
Registration Statement No. 333-100823	Harris Corporation Debt Securities (Convertible)
Registration Statement No. 333-49006	Harris Corporation 2000 Stock Incentive Plan
Registration Statement No. 33-51171 and 333-07985	Harris Corporation Stock Incentive Plan
Registration Statement No. 333-75114	Harris Corporation Retirement Plan

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

99.1	Letter from Howard L. Lance, Chairman, President and Chief Executive Officer of Harris, to shareholders, dated March 30, 2005.
99.2	Notice of Adjustment of Conversion Rate for Harris’ 3.5% Convertible Debentures due 2022, dated March 23, 2005.
99.3	Certificate of Adjustment, dated as of March 22, 2005, delivered to the Rights Agent under the Stockholder Protection Rights Agreement, dated as of December 6, 1996.
99.4	Harris Corporation Unaudited Restated Diluted Net Income Per Share Information for the following previously completed fiscal periods:
(i) fiscal years 2001, 2002, 2003 and 2004; (ii) each quarter of fiscal 2004; and (iii) each of the first two quarters of fiscal 2005 and for the two quarters ended December 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President-Associate General Counsel and Corporate Secretary

Date: March 30, 2005

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K, Item 601	Description
99.1	Letter from Howard L. Lance, Chairman, President and Chief Executive Officer of Harris, to shareholders, dated March 30, 2005.

99.2	Notice of Adjustment of Conversion Rate for Harris’ 3.5% Convertible Debentures due 2022, dated March 23, 2005.

99.3	Certificate of Adjustment, dated as of March 22, 2005, delivered to the Rights Agent under the Stockholder Protection Rights Agreement, dated as of December 6, 1996.

99.4	Harris Corporation Unaudited Restated Diluted Net Income Per Share Information for the following previously completed fiscal periods: (i) fiscal years 2001, 2002, 2003 and 2004; (ii) each quarter of fiscal 2004; and (iii) each of the first two quarters of fiscal 2005 and for the two quarters ended December 31, 2004.